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                                                                    EXHIBIT 10.8

                                 THIRD AMENDMENT
                                     TO THE
                     SUMMIT CONSULTING, INC. RETIREMENT PLAN

         THIS THIRD AMENDMENT to the Summit Consulting, Inc. Retirement Plan is adopted by Summit Consulting, Inc. (the "Company"), effective as of the dates set forth herein.

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Summit Consulting, Inc. Retirement Plan (the "Plan"), and such Plan is currently in effect; and

         WHEREAS, the Company is a 100% subsidiary of Summit Holding Corporation and Summit Holding Corporation is wholly owned, 50% directly and 50% indirectly, by Employers Self Insurers Fund, a Florida group self-insurance fund ("ESIF"); and

         WHEREAS, ESIF has entered into that certain Amended Plan of Conversion and Recapitalization approved by the Florida Department of Insurance on November 15, 1996, by ESIF's Board of Trustees on April 15, 1997 and by ESIF's eligible members on May 9, 1997 (the "Plan of Conversion"), pursuant to which, among other things, ESIF will convert to a stock insurance company (the "Conversion"), and all of ESIF's common stock will be owned by Summit Holding Southeast, Inc., a Florida corporation ("SHSI");

         WHEREAS, as part of the Plan of Conversion, the Company will remain a 100% subsidiary of Summit Holding Corporation, but Summit Holding Corporation will become a 100% subsidiary of SHSI; and

         WHEREAS, as part of the Plan of Conversion, the Company wishes to transfer sponsorship of the Plan to SHSI (but the Company will continue to participate in the Plan); and

         WHEREAS, as part of the Plan of Conversion, the Company wishes to approve a contribution of SHSI common stock to the account of each Eligible Employee who is a Member of the Plan (as such terms are defined in the Plan) as of effective date of the Conversion;

         NOW, THEREFORE, the Company hereby amends the Plan as follows:


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                                       1.

         A new Section 3.7 is hereby added to the Plan as follows:

         "3.7 Stock Bonus Contribution. As soon as practicable following the effective date of the Conversion (as defined below), each Eligible Employee who is employed as of effective date of the Conversion, shall receive an allocation of 100 shares of common stock of Summit Holding Southeast, Inc.. Such stock shall be held in a separate account know as the 'Stock Bonus Contribution Account'. Assets held in the Stock Bonus Contribution Account shall be subject to the same vesting provisions as the Matching Account (see Section 9.3(b) for vesting schedule). A Member's vested Stock Bonus Contribution Account shall be distributed in the same manner and at the same time as provided in Section 8 (Payment of Benefits on Retirement or Death) or Section 9 (Payment of Benefits on Termination of Employment), whichever is applicable. Any cash or stock dividend allocated to a Member's Stock Bonus Contribution Account shall be allocated to such Member's Stock Bonus Contribution Account. It is hereby expressly provided that the Plan may acquire and hold 'qualifying employer securities' as defined in Section 407(d)(5) of ERISA.

         The 'Conversion' referred to above is the act of the Employers Self Insurers Fund, a Florida group self-insurance fund ('ESIF') converting to a stock insurance company pursuant to the 'Plan of Conversion'. The 'Plan of Conversion' is the Amended Plan of Conversion and Recapitalization approved by the Florida Department of Insurance on November 15, 1996, by the Board of Trustees of ESIF on April 15, 1997 and by ESIF's eligible members on May 9, 1997."

                                       2.

         A new Section 2.6 is hereby added to the Plan as follows:

         "2.6 Each Eligible Employee who is employed as of the effective date of the Conversion ("Conversion Date") (expected to be May 28, 1997) and who has not otherwise satisfied the eligibility requirements of this
         Section 2 shall become a Member as of the date on which the Stock Bonus Contribution is made to the Plan. It is the purpose of this Section 2.6 that all Eligible Employees employed as of the Conversion Date be eligible to share in the Stock Bonus Contribution. The Stock Bonus Contribution is expected to be a one-time contribution. Therefore, all Eligible Employees hired after the Conversion Date shall not become Members until such Eligible Employees have satisfied the other requirements of this Section 2 (e.g., the Entry Date after satisfying the Eligibility Period of Service).

         See Section 3.7 for background regarding the Stock Bonus Contribution and related definitions."


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                                       3.

         The following is hereby added to the Preamble of the Plan as follows:

         "Background Regarding Third Amendment to Plan and Change in Plan Sponsorship. Prior to the adoption of the Third Amendment to the Plan, the Primary Sponsor, Summit Consulting, Inc., was a 100% subsidiary of Summit Holding Corporation and Summit Holding Corporation was wholly owned, 50% directly and 50% indirectly, by Employers Self Insurers Fund, a Florida group self-insurance fund ("ESIF"). ESIF entered into an Amended Plan of Conversion and Recapitalization approved by the Florida Department of Insurance on November 15, 1996, by ESIF's Board of Trustees on April 15, 1997 and by ESIF's eligible members on May 9, 1997 (the "Plan of Conversion"), pursuant to which, among other things, ESIF was converted into a stock insurance company (the "Conversion"), and all of ESIF's common stock was owned by Summit Holding Southeast, Inc., a Florida corporation ("SHSI"). Following the Plan of Conversion, Summit Consulting, Inc. remained a 100% subsidiary of Summit Holding Corporation, but Summit Holding Corporation became a 100% subsidiary of SHSI. Furthermore, effective as of the date of the Conversion, Summit Consulting, Inc. transferred sponsorship of the Plan to SHSI (but Summit Consulting, Inc. continued to participate in the Plan). Therefore, except for historical references, as of the effective date of the Third Amendment to the Plan, all references to the Primary Sponsor shall refer to Summit Holding Southeast, Inc.."

                                       4.

         This Third Amendment shall be effective in the event and upon the effective date of the Conversion. The Conversion is expected to occur on May 28, 1997. Except as amended herein, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned has adopted this Amendment on the date shown below, but effective as of the date indicated above.

                                                     SUMMIT CONSULTING, INC.

Date: May 28, 1997                                   By:   /s/ William B. Bull
                                                          --------------------
                                                              William B. Bull
                                                              President


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